                                                                    Exhibit 10.3

                              EMPLOYMENT AGREEMENT

     THIS  EMPLOYMENT  AGREEMENT is made and entered into as of this 31st day of
March 2004,  by and between  CEPTOR  CORPORATION,  a Delaware  corporation  with offices at 200  International  Circle,  Suite 5100, Hunt Valley,  Maryland 21030
(the  "Corporation"),  and DONALD FALLON, an individual residing at 813 Ramshead
Circle,   Cockeysville,   MD  21030  (the  "Executive"),   under  the  following
circumstances:

                                    RECITALS:

     A. The Corporation desires to secure the services of the Executive upon the terms and conditions hereinafter set forth; and

     B. The Executive  desires to render  services to the  Corporation  upon the terms and conditions hereinafter set forth.

     NOW, THEREFORE, the parties mutually agree as follows:

     Section 1. EMPLOYMENT. The Corporation hereby employs the Executive and the
Executive hereby accepts employment as an executive of the Corporation,  subject to the terms and conditions set forth in this Agreement.

     Section 2. DUTIES.  The Executive shall serve as the Senior Vice President,
Finance and  Administration  and Chief Financial Officer of the Corporation with such duties,  responsibilities  and authority as are commensurate and consistent with his position, as may be, from time to time, assigned to him by the Chairman and CEO of the Corporation.  The Executive shall report directly to the Chairman and CEO. During the term of this Agreement,  the Executive shall devote his full business  time and efforts to the  performance  of his duties  hereunder  unless otherwise  authorized by the Board of Directors.  Notwithstanding the foregoing, the expenditure of reasonable amounts of time by the Executive for the making of passive  personal  investments,  the  conduct of private  business  affairs  and
charitable  and  professional   activities  shall  be  allowed,   provided  such
activities do not materially interfere with the services required to be rendered to the Corporation  hereunder and do not violate the  restrictive  covenants set forth in SECTION 9 below.

     Section 3. TERM  OF  EMPLOYMENT.  The  term of the  Executive's  employment hereunder,  unless sooner  terminated as provided  herein (the "Initial  Term"), shall be for a period  of two (2)  years  commencing  on the  date  hereof  (the
"Commencement Date"). The term of this Agreement shall automatically be extended for  additional  terms of one year each (each a "Renewal  Term")  unless  either party gives prior written notice of non-renewal to the other party no later than sixty  (60) days  prior to the  expiration  of the  Initial  Term  ("Non-Renewal
Notice"),  or the then current Renewal Term, as the case may be. For purposes of
this  Agreement,   the  Initial  Term  and  any  Renewal  Term  are  hereinafter collectively referred to as the "Term."

     Section 4. COMPENSATION OF EXECUTIVE.

     4.1 BASE SALARY.  The  Corporation  shall pay the Executive as compensation for his services  hereunder,  in equal  semi-monthly  or bi-weekly  installments during the Term, the sum of One Hundred Seventy-Five Thousand ($175,000) Dollars
per annum (the "Base  Salary"),  less such deductions as shall be required to be withheld by applicable law and  regulations.  The  Corporation  shall review the
Base  Salary on an annual  basis  and has the  right but not the  obligation  to increase it, but has no right to decrease the Base Salary.

     4.2 DISCRETIONARY  BONUS.  In  addition  to the Base  Salary  set  forth in
SECTION 4.1 above,  the Executive  shall be entitled to such bonus  compensation
(in cash,  capital stock or other  property) as a majority of the members of the
Board of Directors of the  Corporation  may determine from time to time in their sole discretion.

     4.3 EXPENSES.  The Corporation shall pay or reimburse the Executive for all reasonable  out-of-pocket expenses actually incurred or paid by the Executive in the  course of his  employment,  consistent  with the  Corporation's  policy for reimbursement of expenses from time to time.

     4.4 BENEFITS.  The  Executive  shall be  entitled  to  participate  in such pension, profit sharing, group insurance,  hospitalization, and group health and benefit plans and all other  benefits and plans as the  Corporation  provides to its senior executives (the "Benefit Plans").

     Section 5. TERMINATION.

     5.1 EVENTS OF TERMINATION.  This Agreement and the  Executive's  employment hereunder shall terminate upon the happening of any of the following events:

          (a) upon the Executive's death;

          (b) upon the Executive's "Total Disability" (as herein defined);

          (c) upon the  expiration of the Initial Term of this  Agreement or any
     Renewal  Term  thereof,  if either  party has  provided a timely  notice of non-renewal in accordance with SECTION 3, above;

          (d) at the  Corporation's  option,  upon sixty (60) days prior written notice to the Executive if without cause;

          (e) at the  Executive's  option,  upon thirty (30) days prior  written notice to the Corporation;

          (f)  at  the  Executive's  option,  in  the  event  of an  act  by the
     Corporation,  defined in SECTION 5.3, below, as constituting  "Good Reason"
     for termination by the Executive; and

          (g)  at  the  Corporation's  option,  in  the  event  of an act by the
     Executive,  defined in SECTION  5.4,  below,  as  constituting  "Cause" for termination by the Corporation.

     5.2 TOTAL DISABILITY.  For purposes of this Agreement,  the Executive shall be deemed to be suffering from a "Total  Disability" if the Executive has failed to perform his regular and customary  duties to the  Corporation for a period of
180 days out of any  360-day  period  and if before  the  Executive  has  become
"Rehabilitated"  (as herein  defined) the CEO  determines  that the Executive is mentally or  physically  incapable or unable to continue to perform such regular and customary  duties of employment.  As used herein,  the term  "Rehabilitated"
shall mean such time as the  Executive is willing,  able and commences to devote his time and energies to the affairs of the Corporation to the extent and in the manner that he did so prior to his Disability.

     5.3 GOOD REASON.  For purposes of this  Agreement,  the term "Good  Reason"
shall mean that the Executive has resigned due to the failure of the Corporation to meet any of its obligations to the Executive  hereunder,  and failure to cure the same  within  thirty  (30) days  following  Executive's  delivery  of notice specifying the breach(es) by the  Corporation  which failures by the Corporation include:  (i) failure to permit the Executive to exercise authority with respect to the matters  delegated to the Executive  under EXHIBIT A hereto;  or (ii) the
Corporation  has failed to meet any of its  obligations  to the Executive  under this or any other agreement between the Corporation and the Executive.

     5.4 CAUSE.  For purposes of this  Agreement,  the term  "Cause"  shall mean material,  gross  and  willful  misconduct  on  the  part  of the  Executive  in connection with his employment duties hereunder or commission of a felony or act of dishonesty resulting in material harm to the Corporation by the Executive.

     Section 6. EFFECTS OF TERMINATION.

     6.1 DEATH.  Upon  termination  of the  Executive's  employment  pursuant to
SECTION 5.1 (A), the Executive's  estate or  beneficiaries  shall be entitled to the following severance benefits:  (i) three (3) months' Base Salary at the then current rate,  payable in a lump sum, less withholding of applicable  taxes; and
(ii) continued  provision for a period of one (1) year following the Executive's death  of  benefits  under  Benefit  Plans  extended  from  time  to time by the
Corporation to its senior executives.

     6.2  TOTAL  DISABILITY.  Upon  termination  of the  Executive's  employment pursuant to SECTION  5.1(B),  the  Executive  shall be entitled to the following severance benefits:  (i) thirty-six (36) months' Base Salary at the then current rate, to be paid from the date of  termination  until paid in full in accordance with  the  Corporation's  usual  practices,  including  the  withholding  of all applicable  taxes;  (ii) continued  provision  during said thirty-six (36) month period of the benefits  under  Benefit  Plans  extended from time to time by the
Corporation to its senior  executives;  and (iii) payment on a prorated basis of any  bonus  or other  payments  earned  in  connection  with  the  Corporation's then-existing  bonus plan in place at the time of  termination.  The Corporation may credit  against such amounts any proceeds paid to Executive  with respect to any disability policy maintained for his benefit.

     6.3  EXPIRATION OF TERM.  Upon  termination of the  Executive's  employment pursuant to SECTION 5.1(C),  where the Corporation has offered to renew the term of the  Executive's  employment  for an  additional  one (1) year period and the
Executive  chooses  not to  continue  in the  employ  of  the  Corporation,  the
Executive shall be entitled to receive only the accrued but unpaid  compensation and vacation pay through the date of termination and any other benefits  accrued to him  under any  Benefit  Plans  outstanding  at such  time.  In the event the
Corporation  tenders  Non-Renewal  Notice to the  Executive,  then the Executive shall  be  entitled  to  the  same  severance  benefits  as if  the  Executive's employment  were  terminated  pursuant  to  SECTION  5.1(D) or  SECTION  5.1(F);
provided,  however,  if  such  Non-Renewal  Notice  was  triggered  due  to  the
Corporation's  statement that the  Executive's  employment was terminated due to
SECTION  5.1(E)  (for  "Cause"),  then  payment of  severance  benefits  will be contingent  upon a  determination  as to whether  termination  was  properly for
"Cause."

     6.4 BY  CORPORATION  WITHOUT  CAUSE OR BY EXECUTIVE  FOR GOOD REASON.  Upon
termination of the Executive's employment pursuant to SECTION 5.1(D) OR (F), the
Executive shall be entitled to the following severance benefits: (i) twelve (12)
months'  Base  Salary  at the then  current  rate,  to be paid  upon the date of termination  of  employment in monthly  installments,  less  withholding  of all applicable  taxes;  (ii) continued  provision for a period of twelve (12) months after the date of  termination of the benefits under Benefit Plans extended from time to time by the Corporation to its senior executives; and (iii) payment on a prorated  basis of any bonus or other  payments  earned in  connection  with any bonus  plan to  which  the  Executive  was a  participant  as of the date of the
Executive's termination of employment.

     6.5 BY  CORPORATION  FOR CAUSE OR BY EXECUTIVE  WITHOUT  GOOD REASON.  Upon
termination of the Executive's employment pursuant to SECTION 5.1(E) OR (G), the
Executive shall be entitled to the following severance benefits: (i) accrued and unpaid  Base Salary and  vacation  pay  through  the date of  termination,  less withholding of applicable taxes; and (ii) continued  provision,  for a period of one (1) month after the date of the  Executive's  termination of employment,  of benefits  under  Benefit  Plans  extended  to  the  Executive  at  the  time  of termination.

     6.6 DUTY TO  MITIGATE.  The  Executive  shall be  obligated  to seek  other employment  in  order to  mitigate  his  damages  resulting  from his  discharge pursuant to SECTIONS 5.1(D), (E), (F) OR (g), provided that such employment need not be taken at a level below senior vice president or chief  financial  officer of a  subsequent  company.  Any  payments  required to be made  hereunder by the
Corporation to the Executive shall continue to the Executive's  beneficiaries in the event of his death until paid in full.

     Section 7. VACATIONS. The Executive shall be entitled to a vacation of four
(4) weeks per year,  during which  period his salary shall be paid in full.  The
Executive shall take his vacation at such time or times as the Executive and the
Corporation  shall determine is mutually  convenient.  Any vacation not taken in one (1) year shall not accrue, provided that if vacation is not taken due to the
Corporation's business necessities, up to two (2) weeks' vacation may carry over to the subsequent year.

     Section  8.   DISCLOSURE  OF   CONFIDENTIAL   INFORMATION.   The  Executive
recognizes,  acknowledges  and agrees that he has had and will  continue to have access  to  secret  and  confidential  information  regarding  the  Corporation, including  but not  limited  to, its  products,  formulae,  patents,  sources of supply,  customer  dealings,  data,  know-how and business plans,  provided such information is not in or does not hereafter become part of the public domain, or become  known  to  others  through  no  fault of the  Executive.  The  Executive acknowledges that such information is of great value to the Corporation,  is the sole  property of the  Corporation,  and has been and will be acquired by him in confidence.  In consideration  of the obligations  undertaken by the Corporation herein,  the  Executive  will not, at any time,  during or after his  employment hereunder, reveal, divulge or make known to any person, any information acquired by the  Executive  during  the  course of his  employment,  which is  treated as confidential  by the  Corporation,  and not otherwise in the public domain.  The provisions of this SECTION 8 shall survive the Executive's  employment hereunder except in the event of a termination of this  Agreement  pursuant to SECTION 5.1
(D) OR (F), hereof, or as detailed in the provision above. All references to the
Corporation  in SECTION 8 and SECTION 9 hereof shall  include any  subsidiary of the Corporation.

     Section 9. COVENANT NOT TO COMPETE.

          (a) The Executive  recognizes that the services to be performed by him hereunder are special,  unique and extraordinary.  The parties confirm that it is reasonably  necessary for the protection of the Corporation  that the
     Executive agree, and accordingly,  the Executive does hereby agree, that he shall not,  directly  or  indirectly,  at any time  during the  "Restricted
     Period" within the "Restricted Area" (as those terms are defined in SECTION
     9(E) below):

               (i) except as provided  in  SUBSECTION  (C) below,  engage in the business of acting as an executive of the  Corporation  engaged in the research,  development,  production or sale of biotechnology  products
          (including in the areas of muscular dystrophy, sickle cell anemia, and other  specific  indications)  within  any  of  the  specific  disease indications  and/or product  categories in which the  Corporation  has been actively  involved  during the period of  Executive's  employment with the  Corporation,  either  on his own  behalf  or as an  officer,
          director,  stockholder,   partner,  consultant,  associate,  employee,
          owner, agent, creditor,  independent contractor, or co-venturer of any third  party;  or (ii) not to solicit  to employ or engage,  for or on behalf of himself or any third  party,  any  employee  or agent of the
          Corporation.

          (b)  The  Executive  hereby  agrees  that  he will  not,  directly  or indirectly,  for or on behalf of  himself or any third  party,  at any time during the Term and during the  Restricted  Period solicit any customers of the  Corporation  with respect to products  competitive  with products then being sold by the Corporation.

          (c) If any of the  restrictions  contained  in this SECTION 9 shall be
     deemed  to  be  unenforceable   by  reason  of  the  extent,   duration  or
     geographical  scope  thereof,  or  otherwise,  then the court  making  such determination  shall  have  the  right to  reduce  such  extent,  duration, geographical  scope, or other  provisions  hereof,  and in its reduced form this Section shall then be enforceable in the manner contemplated hereby.

          (d) This  SECTION 9 shall not be  construed  to prevent the  Executive from  owning,  directly  or  indirectly,  in the  aggregate,  an amount not exceeding five percent (5%) of the issued and outstanding voting securities of any class of any  corporation  whose voting  capital  stock is traded or listed on a national securities exchange or in the over-the-counter market.

          (e) The term  "Restricted  Period,"  as used in this  SECTION 9, shall mean the period of the Executive's actual employment hereunder, plus twelve
     (12) months after the date the Executive is actually no longer  employed by the Corporation. The term "Restricted Area" as used in this SECTION 9 shall mean the continental United States.

          (f) The provisions of this SECTION 9 shall survive the  termination of the  Executive's  employment  hereunder and until the end of the Restricted
     Period as  provided in SECTION  9(E)  hereof  except in the event that this
     Agreement is terminated pursuant to SECTION 5.1(D) OR (F), hereof, in which case such provisions shall not survive termination of this Agreement. In no event shall the terms of SECTION 9 be  enforceable,  should the Corporation be in default of any of its obligations to the Executive at the time of his termination of employment by the Corporation.

     Section 10. MISCELLANEOUS.

     10.1 INJUNCTIVE RELIEF. The Executive  acknowledges that the services to be rendered by him under the provisions of this Agreement are of a special,  unique and  extraordinary  character  and that it would be difficult or  impossible  to replace such  services.  Accordingly,  the  Executive  agrees that any breach or threatened  breach by him of SECTIONS 8 OR 9 of this Agreement shall entitle the
Corporation,  in addition to all other legal remedies  available to it, to apply to any  court  of  competent  jurisdiction  to seek to  enjoin  such  breach  or threatened  breach.  The parties  understand  and intend  that each  restriction agreed to by the  Executive  hereinabove  shall be construed  as  separable  and divisible  from  every  other  restriction,  that  the  unenforceability  of any restriction  shall  not limit the  enforceability,  in whole or in part,  of any other  restriction,  and  that  one or more or all of such  restrictions  may be enforced in whole or in part as the circumstances warrant. In the event that any restriction in this Agreement is more  restrictive  than permitted by law in the
jurisdiction  in  which  the  Corporation   seeks  enforcement   thereof,   such
restriction  shall be  limited  to the extent  permitted  by law.  The remedy of injunctive  relief herein set forth shall be in addition to, and not in lieu of, any other rights or remedies that the Corporation may have at law or in equity.

     10.2  ASSIGNMENTS.  Neither the Executive nor the Corporation may assign or delegate any of their rights or duties under this Agreement  without the express written consent of the other;  provided however that the Corporation  shall have the right to delegate its obligation of payment of all sums due to the Executive hereunder,  provided that such  delegation  shall not relieve the Corporation of any of its obligations hereunder.

     10.3 ENTIRE AGREEMENT. This Agreement constitutes and embodies the full and complete  understanding  and  agreement  of  the  parties  with  respect  to the
Executive's  employment by the Corporation,  supersedes all prior understandings and  agreements,  whether  oral  or  written,  between  the  Executive  and  the
Corporation,  and  shall  not be  amended,  modified  or  changed  except  by an instrument  in writing  executed by the party to be charged.  The  invalidity or partial  invalidity  of one or more  provisions  of  this  Agreement  shall  not invalidate any other provision of this  Agreement.  No waiver by either party of any  provision or condition to be performed  shall be deemed a waiver of similar or  dissimilar  provisions  or  conditions  at the  same  time or any  prior  or subsequent time.

     10.4  BINDING  EFFECT.  This  Agreement  shall  inure to the benefit of, be binding upon and enforceable  against,  the parties hereto and their  respective successors, heirs, beneficiaries and permitted assigns.

     10.5 HEADINGS. The headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or  interpretation of this Agreement.

     10.6  NOTICES.  All  notices,  requests,  demands and other  communications required or  permitted  to be given  hereunder  shall be in writing and shall be deemed to have been duly given when personally delivered,  sent by registered or certified  mail,  return  receipt  requested,  postage  prepaid,  or by  private overnight  mail service (e.g.  Federal  Express) to the party at the address set forth above or to such other address as either party may  hereafter  give notice of in accordance  with the provisions  hereof.  Notices shall be deemed given on the  sooner  of the date  actually  received  or the  third  business  day after sending.

     10.7 GOVERNING  LAW. This  Agreement  shall be governed by and construed in accordance with the laws of the State of Maryland  without giving effect to such
State's conflicts of laws provisions and each of the parties hereto  irrevocably consents to the  jurisdiction  and venue of the federal and state courts located in the State of Maryland.

     10.8 COUNTERPARTS.  This Agreement may be executed simultaneously in two or more counterparts,  each of which shall be deemed an original,  but all of which together shall  constitute one of the same  instrument.  The parties hereto have executed this Agreement as of the date set forth above.

CORPORATION:                                EXECUTIVE:

CEPTOR CORPORATION                          Donald W. Fallon

By:   /s/ William H. Pursley                /s/ Donald W. Fallon
      -------------------------             ------------------------------------
                                            Signature
Title: Chief Executive Officer
       ------------------------

                                    EXHIBIT A

The Senior Vice President, Finance and Administration/Chief Financial Officer is
the most senior executive responsible for overseeing the financial and administrative functions of the Corporation. Responsibilities include financial plans and policies, accounting practices and procedures and the Corporation's relationship with the financial community. This position directs the functions of controller, accounting, treasury, tax, planning, legal, human resources and information systems. This position reports to the CEO.